THIS OPTION AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS OPTION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT (i) UNDER COVER OF A REGISTRATION STATEMENT UNDER SUCH ACT WHICH IS EFFECTIVE AND CURRENT WITH RESPECT TO THIS OPTION OR SUCH SHARES OF COMMON STOCK, AS THE CASE MAY BE, OR, (ii) PURSUANT TO AN EXCEPTION FROM REGISTRATION UNDER SUCH ACT.

NON-QUALIFIED STOCK OPTION AGREEMENT

William Manion

This Non-qualified Stock Option Agreement (the "Agreement") is made effective the 1st day of December, 2002, between LSB Industries, Inc., a Delaware corporation (the "Company"), and William Manion (the "Optionee"). In consideration of the mutual covenants and conditions set forth in this Agreement and for good and valuable consideration, the Company and the Optionee agree as follows.

1. Recitations. The Optionee is a former employee and President of Slurry Explosive Corporation, prior to the sale of the assets of such business in 2002. As part of Mr. Manion's termination of employment with the Company, the Company desires to provide the Optionee the opportunity to purchase certain shares of the Company's common stock, par value $.10 per share ("Common Stock"), pursuant to this Non-Qualified Stock Option Agreement. This option is intended to replace a qualified or non-qualified stock option previously held by the Optionee.

2. Grant of Option. Subject to the terms and conditions of this Agreement, the Company hereby grants to the Optionee the right, privilege and option to purchase three thousand (3,000) shares of the Company's Common Stock (the "Option"). The purchase price for each share to be purchased under the Option is $4.1875 (the "Exercise Price"). The Exercise Price represents 100% (or more) of the Fair Market Value (as defined herein) of the Common Stock at the close of the business on the date of this Agreement. The Option is not an "incentive stock option" as such term is defined under 422 of the Internal Revenue Code of 1986, as amended (the "Code").

3. Exercise of Option. The Option may be exercised at any time on or before April 22, 2008.

4. Method of Exercise and Payment of Exercise Price.

4.1 Exercise Notice. Subject to the terms and conditions of this Agreement, the Option may be exercised by written notice (an "Exercise Notice") delivered to the Company at its principal place of business setting forth the exact number of shares under the Option that the Optionee is purchasing, which may not exceed the number of shares that the Optionee is eligible to purchase under this Agreement at the time of such purchase. The Exercise Notice must be accompanied by the payment to the Company of (a) the full Exercise Price for the number of shares Optionee desires to purchase and (b) all withholding taxes pursuant to paragraph 4.3. The Optionee agrees to comply with such other reasonable requirements as the Board of Directors of the Company may establish.

4.2 Payment of Exercise Price. The Optionee may pay the Exercise Price in cash or by certified or cashier's check or wire transfer, in each case payable to the order of the Company. The Company will not be required to deliver certificates for shares to be acquired under the Option until the Company has confirmed the receipt of good and valuable funds in payment of the Exercise Price.

4.3 Payment of Withholding Taxes. No exercise of the Option may be effected until the Company receives full payment for any required state and federal withholding taxes. Payment for withholding taxes will be made in cash certified or cashier's check or wire transfer, payable to the Company, unless the Board of Directors of the Company otherwise provides. The foregoing sentence does not require payment of withholding taxes at the time of exercise if payment of such taxes is deferred pursuant to any provision of the Code, and actions satisfactory to the Company are taken to reasonably insure payment of withholding taxes when due. The obligations of the Company are conditioned upon such payment or arrangements and the Optionee agrees that the Company may deduct any such taxes from any payment of any kind otherwise due to the Optionee from the Company to the extent permitted by law.

4.4 Delivery of Shares. Subject to the terms and conditions of this Agreement, the Company will deliver the shares acquired upon the exercise of the Option within a reasonable period of time after the Company receives the Exercise Notice and the correct Exercise Price. Notwithstanding the foregoing, if any law or regulation requires the Company to take any action with respect to the shares specified in such written notice before the issuance of such shares, then the date of delivery of such shares shall be extended for the period necessary to take such action.

5. Termination of Option. This Agreement and the Option, to the extent not theretofore exercised, will terminate immediately and become null and void upon the earlier of the following to occur:

(a) April 22, 2008; or

(b) the Optionee's surrender to the Company for cancellation of this Agreement and the Option granted herein.

6. Limited Transferability of Options. The Option may, in connection with the Optionee's estate plan, be assigned in whole or in part during the Optionee's lifetime and prior to termination of this Option Agreement to one or more members of the Optionee's immediate family (spouse or children) or to a trust established exclusively for one or more such family member; provided however, that any such assignee meets the requirements of Section 10 hereof and such assignee executes at the time of such assignment forms acceptable to the Company agreeing to be subject to the terms hereof. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the Option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the Option immediately prior to such assignment and will be set forth in such documents issued to the assignee as the Board of Directors may deem appropriate. The Optionee may also designate one or more persons as the beneficiary or beneficiaries of the Option, and the Option will, in accordance with such designation, be automatically transferred to such beneficiary or beneficiaries upon the Optionee's death. Such beneficiary or beneficiaries will take the Option subject to all the terms and conditions of this Agreement. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of the Option contrary to the provisions of this paragraph or the Plan, and the levy of any execution, attachment or similar process upon the Option, will be null and void and without effect.

7. Rights as Stockholder. Optionee shall have no right as a stockholder with respect to any shares covered by the Option until the exercise of the Option and the issuance of a stock certificate in accordance with this Agreement. No adjustment will be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

8. Stock Dividends, Reorganizations. If and to the extent the number of issued shares of Common Stock of the Company shall be increased or reduced resulting from a subdivision or consolidation of shares or the payment of a stock dividend or any other increase or decrease in the number of such shares of Common Stock of the Company effected without receipt of consideration by the Company, the number of shares of Common Stock subject to the Option and the Exercise Price will be proportionately adjusted in accordance with the terms and conditions of the Plan. The grant of the Option will not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

9. Compliance with Law and Approval of Regulatory Bodies. Notwithstanding anything in this Agreement to the contrary, no shares will be issued, or, in the case of treasury shares transferred, upon exercise of the Option, except in compliance with the terms of this Agreement and all applicable Federal and State laws, rules and regulations (including, but not limited to the Federal and State securities laws, rules and regulations) and in compliance with rules of stock exchanges on which the Company's Common Stock may be listed. Notwithstanding anything in this Agreement to the contrary, no shares will be issued, or, in the case of treasury shares transferred, upon exercise of the Option until the Company has obtain such consent or approval from any and all regulatory bodies, Federal or State, and such stock exchanges having jurisdiction over such matters as the Board of Directors of the Company may deem advisable.

10. Additional Provisions.

10.1 Amendments. The Board of Directors of the Company may at any time, and from time to time, amend or modify any of the provisions of the Agreement, and may at any time suspend or terminate the Agreement. This Agreement may be amended from time to time by the Board of Directors of the Company, but no amendment which in any material respect impairs the rights of the Optionee under this Agreement will be effective as to the Optionee unless all of the parties hereto agree in writing.

10.2  Interpretation. The Board of Directors of the Company will construe and interpret the terms and provisions of this Agreement, which construction and interpretation, shall be binding and conclusive upon all parties hereto. This Option Agreement shall be construed pursuant to the laws of the State of Delaware.

10.3  Investment Intent and Other Restrictions. The Optionee represents and warrants that (a) he is an "accredited investor," as such term is defined in Rule 501 of Regulation D promulgated under the Act (as defined below); and (b) all shares acquired under this Agreement will be acquired for the Optionee's own account and for the purpose of investment and not with a view to the sale or distribution thereof, except for sales pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Act") or pursuant to an exemption from registration under the Act. The Optionee understands that the shares of Common Stock covered by this Agreement have not been as of the date hereof, and may be at the time that such are purchased, registered under the Act (the Company being under no obligation to effect such registration) and that such shares must be held indefinitely unless a subsequent disposition thereof is registered under the Act or is exempt from registration. The Optionee further understands that the exemption from registration afforded by Rule 144 under the Act depends upon the satisfaction of various conditions and that, if applicable, Rule 144 affords the basis for sale of such shares only after owning such shares for a period of not less than one year and in limited amounts.

10.4  Sales of Shares. The Optionee represents, covenants, and agrees that he will not sell or otherwise dispose of the shares acquired under this Agreement in the absence of (a) an effective registration statement under the Act, (b) an opinion acceptable in form and substance to the Company from Optionee's counsel satisfactory to the Company, or an opinion of counsel to the Company, to the effect that no registration is required for such disposition, or (c) a "no-action"

letter from the staff of the Securities & Exchange Commission ("SEC") to the effect that such a disposition takes place without registration.

10.5 Legend. The certificates representing shares covered by this Agreement will upon issuance thereof have stamped or imprinted thereon or affixed thereto a legend to the following effect:

The registered holder hereof has acquired the shares represented by this certificate for investment and not for resale in connection with a distribution thereof. Accordingly, such shares have not been registered under the Securities Act of 1933 and may not be sold, transferred or otherwise disposed of except pursuant to a currently effective registration statement under said Act or otherwise in a transaction exempt from the provisions of Section 5 of said Act.

10.6 Definitions.

10.6.1 Subsidiary. For the purposes of this Agreement, the term "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain own stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one or the other corporations in such chain.

10.7 Governing Law. This Agreement will be construed pursuant to the laws of the State of Delaware.

10.8 Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

IN WITNESS WHEREOF, the parties hereunto have caused this Agreement to be executed the day and year first above written.

                                                                    LSB INDUSTRIES, INC.

                                                                    By: _________________________________
                                                                        Jack E. Golsen, Chairman of the Board
                                                                                (the "Company")

By:___________________________________
William Manion
(the "Optionee")